Exhibit 4.3

[Form of Fixed Rate Global Medium-Term Note, Series A]

[THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO AIR LEASE CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A COMMON DEPOSITARY FOR CLEARSTREAM BANKING S.A. (“CLEARSTREAM”) AND EUROCLEAR BANK, SA/NV (“EUROCLEAR” AND, TOGETHER WITH CLEARSTREAM, “EUROCLEAR/CLEARSTREAM”) OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH COMMON DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR/CLEARSTREAM TO AIR LEASE CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF [BT GLOBENET NOMINEES LIMITED], OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY FOR EUROCLEAR/CLEARSTREAM (AND ANY PAYMENT IS MADE TO [BT GLOBENET NOMINEES LIMITED] OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY FOR EUROCLEAR/CLEARSTREAM), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, [BT GLOBENET NOMINEES LIMITED] OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY FOR EUROCLEAR/CLEARSTREAM, HAS AN INTEREST HEREIN.]

[THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. (“CDS”) TO AIR LEASE CORPORATION (THE “ISSUER”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS

REGISTERED IN THE NAME OF CDS & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CDS & CO., HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE HEREIN AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS CERTIFICATE.

EXCEPT IN THE PROVINCE OF MANITOBA, UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THESE SECURITIES MUST NOT TRADE THE SECURITIES BEFORE THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE LATER OF (I) [ISSUE DATE] AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY OF CANADA. IN THE PROVINCE OF MANITOBA, UNLESS OTHERWISE PERMITTED UNDER CANADIAN SECURITIES LEGISLATION OR WITH THE PRIOR WRITTEN CONSENT OF THE APPLICABLE REGULATOR, THE HOLDER OF THESE SECURITIES MUST NOT TRADE THESE SECURITIES BEFORE THE DATE THAT IS TWELVE MONTHS AND A DAY AFTER THE DATE THE HOLDER ACQUIRED THE SECURITIES.]

AIR LEASE CORPORATION

**************************

[●]% MEDIUM-TERM NOTE, SERIES A, DUE [●]

(Fixed Rate)

CUSIP: [●]

[COMMON CODE: [●]]

ISIN: [●]

No. [●]

PRINCIPAL OR FACE AMOUNT:	[C/$/€][●]

*** [ ] CHECK IF A PRINCIPAL INDEXED NOTE ***

IF CHECKED, CALCULATION AGENT: ________________________________

If this is a Principal Indexed Note, references herein to “principal” shall be deemed to be the face amount hereof, except that the amount payable upon Maturity of this Note shall be determined in accordance with the formula or formulas set forth below or in an attached Addendum hereto.

Issue Date: [●]

Stated Maturity: [●]

Interest Rate: [●]%

Interest Payment Dates: [●], and at Maturity

Regular Record Date: [●]

Day Count Convention: 30/360 unless another convention is checked below

[ ] Actual/360

[ ] Actual/Actual

Business Day Convention: [●]

Redemption at the Company’s Option:

Optional Redemption: [ ] Yes [ ] No

Par Call Date(s): [●]

Optional Redemption Price(s): [●]

[Redemption for Tax Reasons: [ ] Yes [ ] No]

[See Addendum for additional redemption provisions]

Repayment at Option of Holder: [ ] Yes [ ] No

Repayment Date(s): [●]

Repayment Price: [●]

Change of Control Put: [ ] Yes [ ] No

Original Issue Discount: [●]

Total Amount of Original Issue Discount: [●]

Yield to Maturity: [●]

Initial Accrual Period: [●]

Specified Currency: [U.S. dollars]

Minimum Denomination/Minimum Incremental Denomination: [$2,000/$1,000]

If an Add On Security, check [ ], and specify:

Initial Interest Accrual Date: [●]

Addendum Attached:

[X] Yes

[ ] No

Other Provisions: [●]

AIR LEASE CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to [CEDE & CO.][[●], as nominee of [●], a common depositary for Clearstream Banking S.A. and Euroclear Bank SA/NV, as operator of the Euroclear System][CDS & CO.], the registered Holder hereof, the Principal or Face Amount (as specified above) or, if this is a Principal Indexed Note, the principal amount as determined in accordance with the terms set forth under “Other Provisions” above and/or in an Addendum attached hereto, on the Stated Maturity specified above (except to the extent redeemed or repaid prior to the Stated Maturity), and to pay interest on the Principal or Face Amount hereof as set forth above at the annual Interest Rate specified above, until the principal hereof is paid or duly made available for payment; provided, that any principal, and any such installment of interest, that is overdue shall bear interest at the Interest Rate (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand.

Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for that purpose in The City of New York, New York, United States (or, if the Company does not maintain such office or agency, at [the corporate trust office of the Trustee][office of a Paying Agent] in The City of New York, New York, United States or if [the Trustee][such Paying Agent] does not maintain an office in The City of New York, New York, United States, at the office of [a Paying Agent][corporate trust office of the Trustee] in The City of New York, New York, United States); provided, however, that payment of principal and interest on Global Securities shall be made by wire transfer in accordance with the procedures of the Depositary.

Interest on this Note will accrue from and including the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid, from and including the Issue Date specified above to, but excluding, the related Interest Payment Date or Maturity (as defined below), as the case may be. The Company will pay interest on each Interest Payment Date specified above, commencing on the first Interest Payment Date following the Issue Date, and on the Stated Maturity or any Redemption Date (if specified as redeemable above) or any Repayment Date or Change of Control Payment Date (each, if specified as repayable above) (the date of each such Stated Maturity, Redemption Date, Repayment Date and Change of Control Payment Date and the date on which principal or an installment of principal is due and payable by declaration of acceleration or otherwise pursuant to the Indenture being referred to hereinafter as a “Maturity” with respect to principal payable on such date); provided, however, that if the Issue Date is between a Regular Record Date (as defined below) and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date following the Issue Date; and provided, further, that, unless specified otherwise in an Addendum attached hereto, if any Interest Payment Date or Maturity falls on a day that is not a Business Day (this and certain other capitalized terms used herein are defined on the reverse of this Note), any principal, premium, interest payments or any Additional Amounts will be made on the next succeeding Business Day as if made on the date the payment was due (the “Following Business Day Convention”), and no interest on such payment will accrue on the amount payable for the period from and after such Interest Payment Date or Maturity, as the case may be. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such Interest Payment Date. Any such interest so payable but not so punctually paid or duly provided for on any Interest Payment Date (herein called “Defaulted Interest”) will forthwith cease to be payable to the Holder on such Regular Record Date and at the Company’s election, may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof to be given to Holders of Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

[Additional provisions related to Notes denominated in a Foreign Currency, as applicable]

Unless otherwise specified under Specified Currency above and/or in an Addendum attached hereto, this Note will be denominated in U.S. dollars and payments of principal, premium, if any, interest, or any Additional Amounts on this Note will be made in U.S. dollars or in such coin or currency of the United States as at the time of payment is legal tender for payments of public and private debts. If this Note is denominated in a Foreign Currency or if the principal, premium, if any, interest or any Additional Amounts on this Note is payable in or by reference to a Foreign Currency or in amounts determined by reference to one or more currencies other than that in which this Note is denominated, any other applicable provisions will be included in an Addendum attached hereto. However, unless otherwise specified in an Addendum attached hereto, if any payment in respect of this Note is required to be made in a Foreign Currency and a Conversion Event occurs in respect of such Foreign Currency, then all payments in respect of this Note will be made in U.S. dollars until such currency is again available to the Company or so used. The amounts payable on any date in such currency will be converted into U.S. dollars on the basis of the most recently available market exchange rate for such currency or as otherwise indicated in an Addendum attached hereto. Any payment so made in U.S. dollars will not constitute an Event of Default under the Indenture.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual or electronic signature of one or more authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose. This Note and the certificate of authentication hereon may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: [●]	AIR LEASE CORPORATION

	By:	[●]
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture. DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:	[●]
Authorized Signatory

By:	[●]
Authorized Signatory

[Signature Page to Fixed Rate Global Note]

[FORM OF REVERSE OF NOTE]

1.

This Note (herein called this “Note” and, together with all such notes having Equivalent Terms, the “Notes”) is one of a duly authorized series of securities of the Company designated as its Medium-Term Notes, Series A (the “Securities”), issued under an Indenture, dated as of November 20, 2018 (herein called the “Indenture”, as may be amended or supplemented from time to time), among the Company, as issuer, and Deutsche Bank Trust Company Americas, as Trustee (herein called the “Trustee,” which term includes any successor trustee with respect to the Securities under the Indenture, and, unless otherwise specified in an Addendum attached hereto, as Security Registrar for the Notes), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.

2.	This Note is not subject to any sinking fund and will not be redeemable or subject to repayment at the option of the Holder prior to the Stated Maturity, except as provided below.

3.	This Note is a senior unsecured obligation of the Company and ranks equally with the other unsecured and unsubordinated indebtedness of the Company.

4.

Unless otherwise specified on the face of this Note, interest payments for this Note shall be computed and paid on the basis of a 360-day year of twelve 30-day months. If the Day Count Convention specified on the face of this Note is “Actual/360” or “Actual/Actual,” interest payments for this Note shall be computed on the basis of the actual number of days in the related month and a 360-day year or on the basis of the actual number of days in the related year and month, respectively.

5.

Notwithstanding anything to the contrary contained herein or in the Indenture, for purposes of determining the voting rights of a Holder of a Note for which the principal thereof is determined by reference to the price or prices of specified commodities or stocks, interest rate indices, interest rate swap or exchange rate swap indices, the exchange rate of one or more specified currencies relative to another currency or such other price, exchange rate or other financial index or indices as may be specified on the face of this Note and/or in an Addendum attached hereto (a “Principal Indexed Note”), the principal amount of any such Principal Indexed Note will be deemed to be equal to the face amount thereof upon issuance. The method for determining the amounts, if any, payable on Interest Payment Dates and at Maturity on a Principal Indexed Note will be specified in an attached Addendum.

6.

The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of, and all other obligations under, the Notes, subject to the survival of specified provisions of the Indenture, or (ii) certain restrictive covenants and Events of Default with respect to the Notes, in each case upon compliance with certain conditions set forth in the Indenture.

7.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of all the Notes may be declared, and in certain cases shall automatically become, due and payable in the manner and with the effect provided in the Indenture.

8.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

9.

Notwithstanding any other provision in the Indenture, this Note or the Addendum attached hereto, the Holder of this Note has the right, which is absolute and unconditional, to receive payment of the principal of, premium, if any, and interest, if any, on, and any Additional Amounts, if any, with respect to, this Note on the respective due dates expressed in this Note (including the Redemption Date, Repayment Date and the Change of Control Payment Date, as applicable) and to institute suit for the enforcement of any such payment, and such rights will not be impaired without the consent of such Holder.

10.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of, any premium and interest on or any Additional Amounts with respect to this Note are payable, (if so required by the Company or the Trustee) duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or the Holder’s attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

11.

The Company may reopen this issue of Notes by issuing additional Securities with the same terms as this issue of Notes, except that the additional Securities shall bear interest from and including the last date to which interest has been paid on this issue of Notes or from and including the Issue Date specified on the face of this Note, if no interest has been paid. Any additional Securities so issued will be considered for all purposes part of the same issue of Notes.

12.

Unless otherwise specified in an Addendum attached hereto, if this Note is an Add On Security, notwithstanding anything to the contrary in this Note, interest on this Note shall accrue from and including the Initial Interest Accrual Date specified on the face of this Note; and for purposes of all interest calculations, references to Issue Date in this Note shall be replaced with a reference to the Initial Interest Accrual Date specified on the face of this Note. If this Note is an Add On Security, this Note shall be considered for all purposes part of the same issue of Notes that has been reopened.

13.

Unless otherwise indicated on the face of this Note and/or in an Addendum attached hereto, Holders may elect to have their Notes repurchased upon a Change of Control Repurchase Event as described below.

(a)

If a Change of Control Repurchase Event occurs, unless the Company has exercised its right to redeem all of the Notes pursuant to the terms of this Note, if applicable, the Company will make an offer to purchase all the Notes (the “Change of Control Offer”) at a purchase price in cash equal to 101% of the principal amount of the Notes plus accrued and unpaid interest, if any, to but excluding the date of purchase (the “Change of Control Payment”). Within 30 days following the date upon which the Change of Control Repurchase Event occurred, or at the Company’s option, prior to any Change of Control but after the public announcement of the pending Change of Control, unless the Company has exercised its right to redeem all of the Notes pursuant to the terms of this Note, if applicable, the Company will mail a notice of such Change of Control Offer to each Holder or otherwise give notice, which will govern the terms of the Change of Control Offer, in accordance with the applicable procedures of [DTC][Euroclear/Clearstream][CDS], with a copy to the Trustee, stating:

(i)

that a Change of Control Offer is being made pursuant to this paragraph 13 of this Note and that all Notes validly tendered pursuant to such Change of Control Offer will be accepted for purchase by the Company at a purchase price in cash equal to 101% of the principal amount of such Notes plus accrued and unpaid interest, if any, to but excluding the date of purchase;

(ii)

the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed or given, other than as may be required by law) (the “Change of Control Payment Date”);

(iii)

if sent or given prior to the date of consummation of the Change of Control, that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date; provided, that if a Change of Control is consummated after a proposed Change of Control Payment Date and such Change of Control Offer has therefore not been consummated as of such Change of Control Payment Date, the Company shall make a Change of Control Offer in accordance with this paragraph 13 within 30 days following the later of the consummation of such Change of Control or a Below Investment Grade Rating Event;

(iv)	that Notes must be tendered in multiples of the Minimum Incremental Denomination and any Note not validly tendered will remain outstanding and continue to accrue interest;

(v)

that, unless the Company defaults in the payment of the Change of Control Payment, any Note accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on and after the Change of Control Payment Date;

(vi)

that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” attached hereto, to the Paying Agent specified in the notice at the address specified in the notice, or transfer their Notes to [the][such] Paying Agent by book-entry transfer pursuant to the applicable procedures of [the][such] Paying Agent, prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(vii)

that Holders shall be entitled to withdraw their tendered Notes and their election to require the Company to purchase such Notes; provided, that the [applicable] Paying Agent receives at the address specified in the notice, not later than the close of business on the 30th day following the date of the Change of Control notice, a telegram, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(viii)

that if a Holder is tendering less than all of its Notes, such Holder will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (the unpurchased portion of the Notes must be equal to the Minimum Denomination or an integral multiple of the Minimum Incremental Denomination in excess thereof); and

(ix)	the other instructions, as determined by the Company, consistent with this paragraph 13 that a Holder must follow.

The notice, if mailed or given in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. If (A) the notice is mailed or given in a manner herein provided and (B) any Holder fails to receive such notice or a Holder receives such notice but it is defective, such Holder’s failure to receive such notice or such defect shall not affect the validity of the proceedings for the purchase of the Notes as to all other Holders that properly received such notice without defect.

(b)	On the Change of Control Payment Date, the Company will, to the extent lawful:

(i)	accept for payment all Notes or portions of Notes (of integral multiples of the Minimum Incremental Denomination thereof) validly tendered pursuant to the Change of Control Offer;

(ii)	deposit with the [applicable] Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes so tendered;

(iii)

deliver or cause to be delivered to the Trustee for cancellation the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company in accordance with this paragraph 13; and

(iv)

deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to the making of such Change of Control Payment have been complied with.

(c)

The [applicable] Paying Agent will promptly pay to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate, upon receipt of an authentication order, and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, that each such new Note will be in a principal amount equal to the Minimum Denomination or integral multiples of the Minimum Incremental Denomination in excess thereof.

(d)

If the Change of Control Payment Date is on or after a Regular Record Date, but on or prior to the related Interest Payment Date, any accrued and unpaid interest to but excluding the Change of Control Payment Date shall be paid on the Change of Control Payment Date to the Person in whose name a Note is registered at the close of business on such Regular Record Date.

(e)

Prior to making a Change of Control Payment, and as a condition to such payment (i) the requisite holders of each issue of indebtedness issued under an indenture or other agreement that would be violated by the making of such payment shall have consented to such Change of Control Payment being made and waived the event of default, if any, caused by the Change of Control or (ii) the Company will repay all outstanding indebtedness issued under an indenture or other agreement that would be violated by the making of a Change of Control Payment or the Company will offer to repay all such indebtedness, make payment to the holders of such indebtedness that accept such offer and obtain waivers from the requisite remaining holders of such indebtedness of any event of default arising under the relevant indenture or other agreement as a result of the Change of Control. The Company covenants to effect such repayment or obtain such consent prior to making a Change of Control Payment, it being a default of this paragraph 13 if the Company fails to comply with such covenant.

(f)

The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this paragraph 13 applicable to a Change of Control Offer made by the Company and such third party purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

(g)

The Company will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Indenture by virtue of the conflict.

(h)	Other than as specifically provided in this paragraph 13, any purchase pursuant to this paragraph 13 shall be made pursuant to the provisions of Sections 11.03, 11.05 and 11.07 of the Indenture.

(i)

Notwithstanding anything to the contrary in the foregoing clauses (a) though (h), the Company’s obligation to make a Change of Control Offer may, subject to Section 9.02 of the Indenture, be waived or modified with the written consent of the Holders of a majority in principal amount of the Securities.

14.

The Company may acquire Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the Indenture.

15.

Any provision contained herein with respect to the calculation of the rate of interest applicable to this Note, its payment dates or any other matter relating hereto may be modified as specified in an Addendum relating hereto, which shall prevail in the event of any inconsistency. References herein to “this Note,” “hereof,” “herein,” “as specified above” or similar language of like import shall include any Addendums to this Note.

16.	As used herein, and unless otherwise specified in an Addendum attached hereto:

“Below Investment Grade Rating Event” means that at any time within 60 days (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies) from the date of the public notice of a Change of Control or of the Company’s intention or that of any Person to effect a Change of Control, the rating on the Notes is lowered, and the Notes are rated below an Investment Grade Rating, by (x) one Rating Agency if the Notes are rated by less than two Rating Agencies, (y) both Rating Agencies if the Notes are rated by two Rating Agencies or (z) at least a majority of such Rating Agencies if the Notes are rated by three or more Rating Agencies; provided, that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at its request that the reduction in the rating of the Notes was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Business Day” means:

•

[if the Specified Currency is U.S. dollars: any day other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York (a “New York Business Day”).]

• [if the Specified Currency is other than U.S. dollars and euros: a day that is both (x) a day other than a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing the Specified Currency (as indicated on the face of this Note) and (y) a New York Business Day.]

• [if the Specified Currency is euros: a day that is both (x) a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (T2) System or any successor thereto is open and (y) a New York Business Day.]

[“CDS” means CDS Clearing and Depository Services Inc. as currently in effect or any successor securities clearing agency.]

“Change of Control” means, the occurrence of any one of the following:

• a “person” or “group” within the meaning of Section 13(d) of the Exchange Act other than the Company, a direct or indirect Subsidiary, or any employee or executive benefit plan of the Company and/or its Subsidiaries, has become the “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Stock representing more than 50% of the total voting power of all Common Stock of the Company then outstanding and constituting Voting Stock;

• the consummation of (i) any consolidation or merger of the Company pursuant to which the Company’s Common Stock will be converted into the right to obtain cash, securities of a Person other than the Company, or other property; or (ii) any sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any other Person other than a direct or indirect Subsidiary of the Company; provided, that Aircraft Asset leasing in the ordinary course of business of the Company or any of its Subsidiaries shall not be considered the leasing of “all or substantially all” of the Company’s consolidated assets; provided, further, however, that a transaction described in clause (i) or (ii) in which the holders of the Company’s Common Stock immediately prior to such transaction own or hold, directly or indirectly, more than 50% of the voting power of all Common Stock of the continuing or surviving corporation or the transferee, or the parent thereof, outstanding immediately after such transaction and constituting Voting Stock shall not constitute a Change of Control; or

• the adoption of a plan relating to the Company’s liquidation or dissolution.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

[“Clearstream” means Clearstream Banking, S.A. Luxembourg as currently in effect or any successor securities clearing agency.]

“Common Stock” shall mean and include any class of capital stock of any corporation now or hereafter authorized, the right of which to share in distributions of either earnings or assets of such corporation is without limit as to any amount or percentage.

[“DTC” means The Depository Trust Company as currently in effect or any successor securities clearing agency.]

[“Euroclear” means Euroclear SA/NV, as operator of the Euroclear System as currently in effect or any successor clearing agency.]

“Investment Grade Rating” means a rating equal to or higher than BBB- by S&P, or the equivalent of any other Rating Agency, as applicable, or in each case the equivalent under any successor category of such Rating Agency.

“Principal Financial Center” means: the capital city of the country issuing the Specified Currency, except that with respect to U.S. dollars, Australian dollars, Canadian dollars, euro, New Zealand dollars, South African rand and Swiss francs, the Principal Financial Center will be The City of New York, Sydney, Toronto, London, Wellington, Johannesburg and Zurich, respectively.

“Rating Agency” means S&P and any additional rating agency that provides a rating with respect to the Notes and is a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the Exchange Act (“NRSRO”); provided, that if any such Rating Agency ceases to provide rating services to issuers or investors, the Company may appoint a replacement for such Rating Agency that is a NRSRO.

“S&P” means Standard & Poor’s Ratings Services or any successor to its rating agency business.

“Specified Currency” means the currency specified on the face of this Note, in which this particular Note is denominated or payable (or, if the currency is no longer legal tender for the payment of public and private debts, any other currency of the relevant country or entity which is then legal tender for the payment of such debts).

“Voting Stock” means Capital Stock of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect the corporate directors (or Persons performing similar functions).

17.

The Notes are issuable only in registered form without coupons in denominations equal to the Minimum Denomination specified on the face of this Note and higher integral multiples of the Minimum Incremental Denomination specified on the face of this Note (unless otherwise specified in an Addendum attached hereto). As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of any authorized denomination, as requested by the Holder surrendering the same.

18.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

19.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent thereof may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Company, the Trustee or any such agent shall be affected by notice to the contrary.

20.	All terms used in this Note that are not defined herein and are defined in the Indenture shall have the meanings assigned to them in the Indenture.

21.	The Indenture and this Note are governed by and construed in accordance with the laws of the State of New York.

22.	The provisions of this Note (including any Addendum attached hereto) shall supersede any conflicting provisions in the Indenture with respect to the Notes.

23.	References in this Note to “$,” “dollars,” “U.S.$” or “U.S. dollars” are to the currency of the United States of America [and references to “[●]” or “[●]” are to the currency of [●]].

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Note to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints ______________________ as agent to transfer this Note on the Security Register. The agent may substitute another to act for him or her.

Dated:	Signature:

Signature Guarantee:

(Sign exactly as your name appears on the other side of this Note)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to a Change of Control Repurchase Event as described in paragraph 13 of this Note, check the box below:

[ ] Elect to have Notes repurchased pursuant to a Change of Control Repurchase Event

If you want to elect to have only part of this Note purchased by the Company pursuant to paragraph 13 of this Note, state the amount you elect to have purchased:

[C/$/€][●]	If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be integral multiples of the Minimum Incremental Denomination) which the Holder elects to have repaid and specify the denomination or denominations (which shall be equal to at least the Minimum Denomination or higher integral multiples of the Minimum Incremental Denomination in excess thereof) of the Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

ADDENDUM

Amendments:

Amendment to Section 1.01 of the Indenture:

(a)  The following term[s] shall be added to the definitions in Section 1.01 of the Indenture in the right alphabetical order:

“Future Supplemental Indenture” means a future supplemental indenture to the Indenture.

(b)  The definition of “Depositary” in Section 1.01 of the Indenture shall be deleted in its entirety and substituted with the following therefor:

“Depositary” means, with respect to any Security issuable or issued in the form of one or more global Securities, the Person designated as depositary by the Company in or pursuant to this Indenture, and, unless otherwise provided with respect to any Security, any successor to such Person. If at any time there is more than one such Person, “Depositary” shall mean, with respect to any Securities, the depositary which has been appointed with respect to such Securities.

Amendment to Section 3.05 of the Indenture: Clause (2) of Section 3.05(a) of the Indenture is hereby amended with respect to the Notes by the following:

(a)  replacing clause (A)(ii) in its entirety as follows: “(ii) at any time the Depositary for such global Securities ceases to be a clearing agency registered as such under the Exchange Act, if so required by applicable law or regulation, and no successor Depositary for such Securities shall have been appointed by the Company within 90 days of such notification or of the Company becoming aware of the Depositary’s ceasing to be so registered, as the case may be,”.

Amendment to Section 9.02 of the Indenture: Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes or of the Securities but no other series of securities issued under the Indenture, whether now or hereafter issued and Outstanding, Section 9.02 of the Indenture is hereby amended with respect to the Notes by the following:

(a)  replacing the period at the end of clause (c) thereof with “, or”; and

(b)  adding a new clause (d) after the end of clause (c) thereof, as follows: “(d) reduce the premium payable upon the redemption or repurchase of any Note, if applicable, or change the time at which any Note may be redeemed or repurchased, if applicable, as described in the Notes, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise (except amendments to the definition of “Change of Control” or “Below Investment Grade Rating Event”).”

Amendment to Section 11.02 of the Indenture: Section 11.02 of the Indenture is hereby amended with respect to the Notes by replacing the number “30” with the number “10.”

Amendment to Section 11.03 of the Indenture: Section 11.03 of the Indenture is hereby amended with respect to the Notes by replacing the words “by pro rata or by lot or such method as the Trustee shall deem fair and appropriate and” with the words “by lot.”

Amendment to Section 11.04 of the Indenture: Section 11.04 of the Indenture is hereby amended with respect to the Notes by replacing the number “30” with the number “10.”

Amendment to Section 13.03 of the Indenture: The covenants provided pursuant to Section 3.01(r), 9.01(b) and 9.01(g) of the Indenture for purposes of Section 13.03(a) of the Indenture are the covenants in paragraph 13 of this Note and Section 5.15, Section 7.04. Section 8.01, Section 10.05 and Section 10.06 of the Indenture.

[Other Provisions:

[Additional provisions related to Notes denominated in a Foreign Currency, as applicable]

[Redemption at the Company’s Option:

This Note is redeemable at the Company’s option as described below:

(a)	Optional Redemption:

(1)

[If a make-whole redemption is applicable:] At any time prior to the [Par Call Date or Stated Maturity] specified on the face of this Note, the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, upon notice pursuant to Section 11.04 of the Indenture or such other notice specified in this Addendum, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

a. (i) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30- day months) at the Treasury Rate plus [●] basis points less (ii) interest accrued to the date of redemption, and

b. 100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest, if any, thereon to, but excluding, the Redemption Date.

(2)

[If a par call feature is applicable:] On or after the Par Call Date specified on the face of this Note, the Company may redeem the Notes at its option, in whole or in part, from time to time, at a Redemption Price equal to 100% of the aggregate principal amount of the Notes to be redeemed plus accrued and unpaid interest, if any, thereon to, but excluding, the Redemption Date.

(b)	[Redemption for Tax Reasons: [●].]

(c)

Promptly after the determination thereof, the Company shall give the Trustee written notice of the Redemption Price provided for in this Addendum, and the Trustee shall not be responsible for such calculation. If a Note is redeemed on or after a Regular Record Date but on or prior to the related Interest Payment Date, any accrued and unpaid interest to but excluding the Redemption Date shall be paid on the Redemption Date to the Person in whose name a Note is registered at the close of business on such Regular Record Date. Unless the Company defaults in payment of the Redemption Price, from and after the Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption.

(d)	Except pursuant to this Addendum, the Notes shall not be redeemable at the Company’s option prior to the Stated Maturity.

(e)	Any redemption pursuant to this Addendum shall be made pursuant to the provisions of Sections 11.01 through 11.07 of the Indenture.

(f)

Any redemption notice [issued pursuant to paragraphs (a) or (b) above] may, at the Company’s discretion, be subject to one or more conditions precedent, including completion of a corporate transaction. In such event, the related notice of redemption shall describe each such condition and, if applicable, shall state that, at the Company’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied or waived (provided that in no event shall such Redemption Date be delayed to a date later than 60 days after the date on which such notice was given), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the Redemption Date, or by the Redemption Date as so delayed. The Company shall notify Holders of Notes subject to such conditional redemption of any such rescission as soon as practicable after the Company determines that the conditions precedent to the redemption of such Notes will not be able to be satisfied or the Company is not able or willing to waive such conditions precedent. Once notice of redemption is mailed or sent, subject to the satisfaction of any conditions precedent provided in the notice of redemption, the Notes called for redemption will become due and payable on the Redemption Date and at the applicable Redemption Price.

(g)

The Company may acquire Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the Indenture.

(h)	The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error.]

[Paying Agent and Security Registrar:

The Company appointed [●] as the initial Paying Agent and initial Security Registrar in respect of the Notes. The Company may at any time designate additional Paying Agents or Security Registrars, or rescind the designations of any Paying Agent or Security Registrar or approve a change in the office through with any Paying Agent or Security Registrar act.]

[As used in this Addendum:

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading)(“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the [Par Call Date][Stated Maturity] (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the [Par Call Date][Stated Maturity] on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third Business Day preceding the Redemption Date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the [Par Call Date][Stated Maturity], as applicable. If there is no United States Treasury security maturing on the [Par Call Date][Stated Maturity] but there are two or more United States Treasury securities with a maturity date equally distant from the [Par Call Date][Stated Maturity], one with a maturity date preceding the [Par Call Date][Stated Maturity] and one with a maturity date following the [Par Call Date][Stated Maturity], the Company shall select the United States Treasury security with a maturity date preceding the [Par Call Date][Stated Maturity]. If there are two or more United States Treasury securities maturing on the [Par Call Date][Stated Maturity] or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.]